Exhibit 10.6

February, 2019

To:

Tarsius Pharma Ltd. (the “Company”)

Re:  Appointment of Industry Expert Director

I, the undersigned, Dr. Daphne Haim-Langford, sole director of the Company, acting pursuant to Article 76 of the Amended and Restated Articles of Association of the Company (the “Articles”), hereby appoint (i) Susan Benton (Passport No. ** to serve as the industry expert member of the board of directors of the Company, effective as of the date hereof.

The address of Susan Benton for purposes of reporting his appointment to the board of directors of the Company to the Israeli Registrar of Companies is: 17 Manor Ave. Burlington, MA, 01803 USA

Sincerely,

Signature:	/s/ Daphne Haim Langford
Name:	Dr. Daphne Haim Langford, Sole Director